As filed with the Securities and Exchange Commission on April 2, 2002

                                                Registration No. 333-
                                                                     ---------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         BIO-IMAGING TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                                  11-2872047
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

826 NEWTOWN-YARDLEY ROAD, NEWTOWN, PENNSYLVANIA                   18940-1721
(Address of Principal Executive Offices)                          (Zip Code)

                            2002 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                MARK L. WEINSTEIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         BIO-IMAGING TECHNOLOGIES, INC.
                            826 NEWTOWN-YARDLEY ROAD,
                        NEWTOWN, PENNSYLVANIA 18940-1721
                     (Name and Address of Agent For Service)

                                 (267) 757-1360
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of                                Proposed Maximum      Proposed
Securities to be       Amount to be      Offering Price        Maximum           Amount of
Registered            Registered(1)         Per Share         Aggregate      Registration Fee
                                                            Offering Price
---------------------------------------------------------------------------------------------
Common Stock,
$0.00025 par        950,000 shares(2)       $1.20(3)        $1,140,000(3)         $104.88
value per share
===============================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)     Consists of 950,000 shares issuable under the 2002 Stock Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the consolidated reporting system on March 28, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1. PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended September 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the common stock, $0.00025 par value (the "Common Stock"), contained in the Registrant's latest registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. William J. Thomas, a partner of Hale and Dorr LLP, serves as Secretary to the Registrant.

     The consolidated balance sheets as of September 30, 2001 and 2000 and the consolidated statements of operations, stockholders' equity, and cash flows for the fiscal years ended September 30, 2001 and 2000, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The Registrant's certificate of incorporation states that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Registrant the power to indemnify. In addition, Article X of the Registrant's by-laws state that any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Registrant, or of any corporation in which he served in as such at the request of the Registrant, shall be indemnified by the Registrant against reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding, or in connection with any appeal therein, that such officer, director, or employee is liable for negligence or misconduct in the performance of his duties.

     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for: (i) breaching his or her duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) violating Sections 160 and 173 of the DGCL; or (iv) engaging in any transaction in which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for limitation of liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     The Registrant also purchases insurance that will be used to offset any claims or judgments rendered against its directors or officers.

     ITEM 7. EXEMPTION FROM REGISTRATION

     Not applicable.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on this 2nd day of April, 2002.

                                       Bio-Imaging Technologies, Inc.

                                       By: /s/ Mark L. Weinstein
                                           -------------------------------------
                                           Mark L. Weinstein
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Bio-Imaging Technologies, Inc., hereby severally constitute and appoint Mark L. Weinstein and Maria T. Kraus, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bio-Imaging Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                        TITLE                         DATE
      ---------                        -----                         ----

/s/ Mark L. Weinstein           President, Chief Executive         April 2, 2002
----------------------------
Mark L. Weinstein               Officer, Chief Financial
                                Officer, and Director
                                (Principal executive and
                                financial officer)

/s/ Maria T. Kraus              Controller                         April 2, 2002
-----------------------------
Maria T. Kraus                  (Principal accounting officer)

/s/ James A. Bannon, Pharm.D    Director                           April 2, 2002
-----------------------------
James A. Bannon, Pharm.D.

/s/ Jeffrey H. Berg             Director                           April 2, 2002
-----------------------------
Jeffrey H. Berg

/s/ David E. Nowicki, D.M.D.    Chairman of the Board of           April 2, 2002
-----------------------------
David E. Nowicki, D.M.D.        Directors and Director

/s/ Allan E. Rubenstein, M.D.   Director                           April 2, 2002
-----------------------------
Allan E. Rubenstein, M.D.

/s/ David M. Stack              Director                           April 2, 2002
-----------------------------
David M. Stack

/s/ Paula B. Stafford           Director                           April 2, 2002
-----------------------------
Paula B. Stafford

/s/ James A. Taylor, Ph.D.      Director                           April 2, 2002
-----------------------------
James A. Taylor, Ph.D.

                                INDEX TO EXHIBITS

Number         Description
------         -----------

4.1            Restated   Certificate  of   Incorporation   of  the  Registrant.
               (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File Number 33-47471) which became effective on June 18, 1992.) (Amendments incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1993 and Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.)

4.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-QSB for the quarter ended June 30, 2001.)

5.1            Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1           Consent of Hale and Dorr LLP
               (included in Exhibit 5.1)

23.2           Consent of Arthur Andersen LLP (Princeton, New Jersey)

23.3           Consent of Arthur Andersen LLP (Raleigh, North Carolina)

24.1 Power of attorney (included on the signature pages of this registration statement)

99.1           2002 Stock Incentive Plan